UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2021
   _____________________
Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)
  _____________________

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	NASDAQ Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
See disclosure in Item 2.03 below, which is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 6, 2021, Air Transport Services Group, Inc. (the “Company”) and its wholly owned, indirect subsidiary, Cargo Aircraft Management, Inc., as borrower (“CAM”), entered into a Third Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Truist Bank (successor by merger to SunTrust Bank), as administrative agent, the lenders and other financial institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., JPMorgan Chase Bank, N.A. and PNC Bank, National Association, as co-syndication agents, and Regions Bank, as documentation agent. The Amended Credit Agreement amends and restates the Company’s and CAM’s Second Amended and Restated Credit Agreement, dated as of November 9, 2018, as amended (the “Prior Credit Agreement”), with Truist Bank (successor by merger to SunTrust Bank), as administrative agent, and the lenders and other financial institutions party thereto.
In connection with the Prior Credit Agreement, the Company, CAM and certain of the Company’s other direct and indirect domestic subsidiaries entered into a Second Amended and Restated Guarantee and Collateral Agreement, dated as of November 9, 2018 (the “Existing Guarantee”), in favor of Truist Bank, as administrative agent, for the benefit of the Secured Parties (as defined therein). As a condition to the Amended Credit Agreement, the Company, CAM and certain of the Company’s other direct and indirect domestic subsidiaries entered into a Reaffirmation Agreement, dated as of April 6, 2021, with Truist Bank, as administrative agent, for the benefit of the Secured Parties, to reaffirm their respective obligations under the Existing Guarantee. The following description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Changes to Prior Credit Agreement. Among other changes to the Prior Credit Agreement, the Amended Credit Agreement (i) increases the aggregate amount of the revolving credit facility from $600 million to $1 billion, (ii) permits increases of the revolving credit facility commitments and/or new tranches of terms loans in an aggregate principal amount equal to the sum of $400 million plus the principal amount of indebtedness that could be incurred at the time of the increase that would not cause the Secured Leverage Ratio (as defined in the Amended Credit Agreement) to exceed 3.25 to 1.00 on a pro forma basis, (iii) modifies the maturity date under the Prior Credit Agreement from November 30, 2024, to April 6, 2026, with such extension of the maturity date being subject to (1) at the election of the Lenders, five one year extensions and (2) an earlier springing maturity date of July 12, 2024, if, on such date, (a) more than $75,000,000 in aggregate principal amount of the Company’s 1.125% senior convertible notes due 2024 (the “Convertible Notes”) remain outstanding and (b) the Company has less than $375,000,000 of liquidity at such time, (iv) removes the Collateral to Total Exposure Ratio (as defined in the Prior Credit Agreement) as a financial covenant and (v) prepays the entire outstanding balance of all term loans under the Prior Credit Agreement.
Interest Rate. Under the terms of the Amended Credit Agreement, interest rates are adjusted at least quarterly based on a margin tied to the Secured Leverage Ratio and prevailing LIBOR or prime rates. The Secured Leverage Ratio is the ratio, as of a particular date, of the consolidated secured debt of ATSG and its subsidiaries to the consolidated EBITDA of ATSG and its subsidiaries for the applicable measurement period ending on or immediately preceding such date. The interest rate provisions under the Amended Credit Agreement are subject to customary revisions to account for the discontinuance of LIBOR, which will result in our loans bearing interest at SOFR plus a spread adjustment as more fully set forth in the Amended Credit Agreement.
Collateral. Obligations under the Amended Credit Agreement are collateralized by certain of our Boeing 777, 767 and 757 aircraft and engines and other related items.
Guarantees. CAM’s obligations under Amended Credit Agreement are guaranteed by ATSG and all present and future, direct and indirect, domestic subsidiaries of ATSG other than CAM, as more fully provided in the Existing Guarantee.
Covenants. The Amended Credit Agreement contains various covenants, including affirmative and negative covenants that in certain circumstances, among other things, restrict ability of ATSG and its subsidiaries to incur additional indebtedness, enter into mergers or consolidations or liquidate, dissolve or dispose of assets, to change the nature of their businesses, declare or pay dividends on or repurchase capital stock, grant additional liens and make loans and investments. The Amended Credit Agreement also requires ATSG, on a consolidated basis, to maintain specified financial ratios and a minimum collateral value and satisfy certain financial condition tests including (i) a fixed charge coverage ratio, tested quarterly, of not less than 1.25 to 1.00, (ii) a secured leverage ratio, tested quarterly, not to exceed 3.5 to 1.0 (subject to a customary “acquisition holiday” provision that permits the secured leverage ratio to increase by 0.50 to 1.00 for the four fiscal quarter period ending on or following the date of a permitted acquisition or other investment by us in excess of $50,000,000), (iii) a total leverage ratio, tested quarterly, not to exceed 4.25 to 1.00 (subject to a customary “acquisition holiday” provision that permits the total leverage ratio to increase by 0.50 to 1.00 for the four fiscal quarter period ending on or following the date of a permitted acquisition or other investment by us in excess of $50,000,000), and (iv) the ratio of aggregate qualified aircraft collateral value to outstanding loans under the Amended Credit Agreement to be, at all times, not less than 1.25 to 1.00, subject to a cure period to add additional qualified aircraft. In addition to certain other specifically permitted indebtedness, the Amended Credit Agreement allows ATSG and its subsidiaries to incur additional indebtedness so long as there is pro forma compliance with each of the financial covenants under the Amended Credit Agreement.
Events of Default. The Amended Credit Agreement contains customary events of default, including failure to pay principal or interest, breaches of representations and warranties, failure to observe covenants and other terms of the applicable credit agreement, cross-defaults to other indebtedness, bankruptcy, insolvency, invalidity of lien position, various ERISA violations, the incurrence of material judgments and changes in control.
If an event of default occurs under the Amended Credit Agreement, and is not cured within any applicable grace period and is not waived, the Administrative Agent and the Lenders are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder, termination of commitments under the Amended Credit Agreement and realization upon the collateral securing the revolving credit facility.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*
Third Amended and Restated Credit Agreement, dated as of April 6, 2021, by and among Cargo Aircraft Management, Inc., as borrower, Air Transport Services Group, Inc., the lenders and other financial institutions from time to time a party thereto, Trust Bank, as administrative agent and a lender, Bank of America, N.A., JPMorgan Chase Bank, N.A., and PNC Bank, National Association, as co-syndication agents and Regions Bank, as documentation agent.

*filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	April 6, 2021